Exhibit 99.1

Verrica Pharmaceuticals Reports First Quarter 2023 Financial Results

New Drug Application for YCANTH™ (VP-102) PDUFA Goal Date of July 23, 2023 - Potential to Become Only FDA-approved Therapy for Treatment of Molluscum Contagiosum

Raised Gross Proceeds of $32.5 Million in February 2023 in an Underwritten Offering

VP-315 Advanced into Part 2 of Phase 2 Trial in Basal Cell Carcinoma

WEST CHESTER, PA – May 9, 2023 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (“Verrica” or “the Company”) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced financial results for the first quarter ended March 31, 2023.

“The first quarter of 2023 saw continued execution across our pipeline and strengthening of our financial position,” said Ted White, Verrica’s President and Chief Executive Officer. “With the upcoming PDUFA goal date of July 23, we may be poised to reach a major inflection point with the potential approval of YCANTH™ for the treatment of molluscum contagiosum. Molluscum is a dermatological condition that afflicts millions of children each year in the U.S., and with no FDA approved therapies, we believe YCANTH™ has the potential to address this significant unmet medical need. We also made progress with our novel oncolytic peptide, VP-315, which advanced into the second part of our ongoing Phase 2 study in basal cell carcinoma in April 2023 following a positive safety assessment and promising signs of activity from Part 1 of the study.

“We also had the opportunity to strengthen our balance sheet during the quarter, raising an additional $32.5 million in gross proceeds in an underwritten offering to further extend our cash runway. This additional capital will help support our pre-commercial activities for YCANTH™ and fund our ongoing VP-315 Phase 2 study. Looking ahead, we are excited about the progress we expect to make throughout the remainder of the year.”

Business Highlights and Recent Developments

VP-102

•

On February 27, 2023, the U.S. Food and Drug Administration (FDA) assigned a Prescription Drug User Fee Act (PDUFA) of July 23, 2023, for Verrica’s New Drug Application (NDA) for YCANTH™ (VP-102), which is being developed for the treatment of molluscum contagiosum (molluscum).

•

On January 4, 2023, Verrica announced the successful completion of the technology transfer of bulk solution manufacturing of YCANTH to Piramal Pharma Solutions. The technology transfer includes the completion of the registration batch material, which has been placed on stability, and the manufacture of three process validation batches of bulk solution.

VP-315

•

On April 12, 2023, Verrica announced that the first patient has been dosed in Part 2 of a Phase 2 study evaluating the Company’s potentially first-in-class oncolytic peptide, VP-315, for the treatment of basal cell carcinoma. Part 2 of the Phase 2 trial is designed to further explore dosing regimens to identify the recommended dose for Part 3 of the study, which is expected to start in the first half of 2024.

Underwritten Offering

•	On February 21, 2023, the Company announced the pricing of a $32.5 million underwritten offering of common stock and pre-funded warrants.

Financial Results

First Quarter 2023 Financial Results

•

Verrica recognized collaboration revenues of $37,000 in the first quarter of 2023 compared to $0.4 million for the same period in 2022 related to the Collaboration and License Agreement with Torii Pharmaceutical Col, Ltd (“Torii”). The collaboration revenue consists of supplies and development activity with Torii.

•

Research and development expenses were $2.7 million in the first quarter of 2023, compared to $2.4 million for the same period in 2022. The increase was primarily attributable to additional CMC costs related to our development of VP-102 for molluscum.

•

General and administrative expenses were $4.3 million in the first quarter of 2023, compared to $5.1 million for the same period in 2022. The decrease was primarily related to lower compensation costs due to a reduction in headcount.

•

Costs of collaboration revenue were $68,000 for the first quarter of 2023, compared to $0.3 million for the same period in 2022. The decrease of $0.2 million was primarily due to less manufacturing supply required to support development and testing services pursuant to the Torii Clinical Supply Agreement.

•	For the first quarter of 2023, net loss on a GAAP basis was $6.6 million, or $0.15 per share, compared to a net loss of $8.5 million, or $0.31 per share, for the same period in 2022.

•	For the first quarter of 2023, non-GAAP net loss was $5.5 million, or $0.13 per share, compared to a non-GAAP net loss of $6.8 million, or $0.25 per share, for the same period in 2022.

•

As of March 31, 2023, Verrica had aggregate cash and cash equivalents of $60.0 million. The Company believes that its existing cash and cash equivalents as of March 31, 2023, will be sufficient to support planned operations into the first quarter of 2024.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation charges and non-cash interest expense that are required by GAAP. Verrica believes that non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Verrica believes may not be indicative of its operating performance, because either they are unusual and Verrica does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

About YCANTH™ (VP-102)

YCANTH™ (VP-102) is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin delivered via a single-use applicator that allows for precise topical dosing and targeted administration for the treatment of molluscum. If approved, YCANTH™ would be the only product approved by the FDA to treat molluscum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. In addition, Verrica has successfully completed a Phase 2 study of VP-102 for the treatment of common warts and a Phase 2 study of VP-102 for the treatment of external genital warts.

About VP-315

VP-315 is a potentially first-in-class oncolytic peptide immunotherapy in development as a non-surgical treatment option for non-melanoma skin cancers. The Phase 2 trial is a three-part, open-label, multicenter, dose-escalation, proof-of-concept study with a safety run-in designed to assess the safety, pharmacokinetics, and efficacy of VP-315 when administered intratumorally to adults with biopsy-proven basal cell carcinoma. The study is expected to enroll approximately 66 adult subjects with a histological diagnosis of basal cell carcinoma in at least one eligible target lesion.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the approval of VP-102 for the treatment of molluscum, the timing of clinical trial completion for VP-315 and Verrica’s cash and cash equivalents being sufficient to support planned operations into the first quarter of 2024. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Collaboration revenue	$37	$431
Operating expenses:
Research and development	2,739	2,445
General and administrative	4,319	5,118
Cost of collaboration revenue	68	278

Total expenses	7,126	7,841

Loss from operations	(7,089)	(7,410)
Interest income	500	22
Interest and other expense	—	(1,082)

Net loss	$(6,589)	$(8,470)

Net loss per share, basic and diluted	$(0.15)	$(0.31)

Weighted average common shares outstanding, basic and diluted	43,023,379	27,519,053

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(in thousands)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$59,952	$34,273
Receivables, prepaid expenses and other assets	3,145	4,842

Total current assets	63,097	39,115
PP&E, lease right of use asset, other	5,542	5,606

Total assets	$68,639	$44,721

Total liabilities	3,793	4,688
Total stockholders’ equity	64,846	40,033

Total	$68,639	$44,721

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except per share data)

	Three Months Ended March 31, 2023
	Loss from Operations	Net loss	Net loss per share
GAAP	$(7,089)	$(6,589)	$(0.15)
Non-GAAP Adjustments:
Stock-based compensation – Selling, General & Admin (a)	836	836
Stock-based compensation – Research & Development (a)	258	258

Adjusted	$(5,995)	$(5,495)	$(0.13)

	Three Months Ended March 31, 2022
	Loss from Operations	Net loss	Net loss per share
GAAP	$(7,410)	$(8,470)	$(0.31)
Non-GAAP Adjustments:
Stock-based compensation – Selling, General & Admin (a)	899	899
Stock-based compensation – Research & Development (a)	417	417
Non-cash interest expense (b)		354

Adjusted	$(6,094)	$(6,800)	$(0.25)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest charges are excluded. Verrica believes such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

Terry Kohler

Chief Financial Officer

tkohler@verrica.com

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

Chris Calabrese

LifeSci Advisors

ccalabrese@lifesciadvisors.com